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                                                                   EXHIBIT 10.26

                       Extract from Resolutions Approved
                         by the Board of Directors of
                  Morgan Stanley, Dean Witter, Discover & Co.
                             on December 19, 1997




         RESOLVED, that Sections 4.2 and 4.5(b), respectively, of the Employee Stock Purchase Plan be and hereby are amended to read in their entirety as follows:

         4.2 Amount of Deduction. When enrolling, the Eligible Employee
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         shall specify a payroll deduction amount of from 1% to 8% (in whole numbers) of Eligible Compensation which shall be withheld from such Eligible Employee's regular paychecks, including bonus paychecks, for the Plan Year; provided, however, that the amount of Eligible Compensation deducted for an Eligible Employee for any Plan Year may not exceed $8,000. The Committee, in its sole discretion, may authorize payment in respect of any option exercised hereunder by personal check.

         4.5(b) At any time during the Plan Year (but not more than once in any calendar quarter) a Participant may increase or decrease the percentage of Eligible Compensation subject to payroll deduction within the limits provided in Section 4.2 by filing the form prescribed by the Committee with the Company. Such increase or decrease shall become effective with the first pay period following receipt of such form to which it may be practically applied. Notwithstanding any increase in the percentage of Eligible Compensation subject to payroll deduction pursuant to this Section 4.5(b), in no event may the amount of Eligible Compensation deducted for an Eligible Employee for any Plan Year exceed
         $8,000.

          RESOLVED FURTHER, that the appropriate officers of the Company, and their designees, acting in the name and on behalf of the Company and under its corporate seal or otherwise, be and hereby are authorized to prepare, execute and deliver, file and record all instruments, documents and other papers and to do all such other acts as they in their discretion may deem necessary or appropriate to carry into effect the intent of the foregoing resolutions.